UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2009
BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 3, 2009, McHenry T. Tichenor, Jr. was elected as a director of Belo Corp. He will serve on each of the Company’s three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A copy of the press release announcing his election is furnished herewith as Exhibit 99.1. Tichenor’s term will expire at Belo’s Annual Meeting of Shareholders in May 2010, when he will be eligible for re-election by shareholders. Consistent with Belo’s non-employee director compensation arrangements, Mr. Tichenor will receive a prorated amount of the Belo directors’ annual $140,000 retainer package, or approximately $108,076 for the balance of the service year, one-half of which will be paid in cash, and the remainder in time-based restricted stock units.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release Announcing New Director Election dated August 4, 2009

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2009	BELO CORP.
	By:	/s/ Russell F. Coleman
Russell F. Coleman
Senior Vice President/General Counsel

EXHIBIT INDEX

99.1	Press Release Announcing New Director Election dated August 4, 2009